Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Retains KeyBanc Capital Markets as a Financial Advisor in Connection with Previously Announced Strategic Review

Virginia Beach, VA –February 27, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, today announced that its Board of Directors has retained KeyBanc Capital Markets to lead the process in identifying and evaluating a full range of strategic alternatives designed to maximize shareholder value.

No decision has been made by the Company to enter into any transaction at this time, and there are no assurances that the consideration of strategic alternatives will result in any transaction. Although the Board of Directors expects to proceed in a timely manner, there is no timetable for completion of the review process. The Company will make every effort to keep its shareholders apprised; however, future disclosures on the Company’s progress or status of the review will be shared when appropriate and/or required by law.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding the: (i) expected identification of strategic alternatives that could enhance shareholder value and (ii) possible implementation of such alternatives are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors that could cause the Company’s actual results to differ materially from those expressed or forecasted in forward-looking statements are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:
David Kelly
President and CEO
(757) 627-9088
dkelly@whlr.us

Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us